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                                                                     EXHIBIT 2.2



                     STOCKHOLDER VOTING AND OPTION AGREEMENT

         STOCKHOLDER VOTING AND OPTION AGREEMENT dated as of March 17, 2003 (this "Agreement"), among GTECH Holdings Corporation, a Delaware corporation (the "Parent"), Bengal Acquisition Co., a Delaware corporation and an indirect wholly owned subsidiary of the Parent ("Merger Subsidiary"), and L. Rogers Wells, Jr. (the "Stockholder").

         WHEREAS, concurrently with the execution and delivery of this Agreement the Parent, Merger Subsidiary and Interlott Technologies, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger dated as of the date hereof (such Agreement and Plan of Merger, as amended from time to time, the "Merger Agreement"), which provides, among other things, that the Company shall merge with and into the Merger Subsidiary, and that each issued and outstanding share of common stock, $0.01 par value per share, of the Company (the "Company Common Stock"), excluding certain shares of Company Common Stock described therein, shall be converted into the right to receive the Merger Consideration, upon the terms and subject to the conditions set forth in the Merger Agreement (any term used herein without definition shall have the definition ascribed thereto in the Merger Agreement);

         WHEREAS, the Stockholder owns of record the number of shares of each class of capital stock of the Company set forth on Exhibit A hereto (such shares of capital stock being collectively referred to herein as the "Stockholder Shares" or simply the "Shares"); and

         WHEREAS, in order to induce the Parent, and Merger Subsidiary to enter into the Merger Agreement, and as an inducement to them to do so, the Stockholder is prepared, subject to the terms and conditions of this Agreement, to agree to and be bound by the obligations and restrictions contained herein.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE ONE

                               Consent and Voting

         SECTION 1.01. Consent. The Stockholder hereby revokes any and all previous proxies granted with respect to the Stockholder Shares. By entering into this Agreement, the Stockholder hereby consents to the Merger Agreement and the transactions contemplated thereby, including the Merger.

         SECTION 1.02. Agreement to Vote. Subject to Section 5.07, the Stockholder hereby irrevocably and unconditionally agrees to vote or cause to be voted all of the Shares then owned beneficially or of record by him at the Company Stockholders Meeting and at any other annual or special meeting of shareholders of the Company (or any adjournment or postponement thereof) where any such proposal is submitted, and in connection with any written consent of
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stockholders, (A) in favor of the approval and authorization of the Merger, the
Merger Agreement and the other transactions contemplated thereby (collectively, the "Proposed Transaction") and (B) against (i) approval of any proposal made in opposition to or in competition with the Proposed Transaction and the transactions contemplated by the Merger Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of the Company or any of its subsidiaries, with or involving a party other than as contemplated by the Merger Agreement,
(iii) any liquidation or winding up of the Company, (iv) any extraordinary dividend by the Company, (v) any change in the capital structure or business of the Company (other than pursuant to the Merger Agreement) and (vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the consummation of the transactions contemplated by the Merger Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of the Company under the Merger Agreement, or which would materially and adversely affect the Company or Parent or their respective abilities to consummate the transactions contemplated by the Merger Agreement.

         SECTION 1.03. Granting of Irrevocable Proxy. (a) In furtherance of the terms and provisions of this Agreement, the Stockholder hereby irrevocably grants to, and appoints, President and Corporate Secretary of Parent, or any of them, and any individual designated in writing by any of them, and each of them individually, as the Stockholder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of the Stockholder, to vote or act by written consent with respect to all of the Shares in favor of the Proposed Transaction and in accordance with the provisions of
Section 1.02 and this Section 1.03. The Stockholder hereby ratifies and approves each and every action taken by the President and Corporate Secretary of the Parent and any other Parent-authorized representative or agent pursuant to the foregoing proxy. Notwithstanding the foregoing, if requested by the Parent, the Stockholder will execute and deliver applicable proxy material in furtherance of the provisions of Section 1.02 and this Section 1.03.

         (b) The proxy and power of attorney granted pursuant to Section 1.03(a) by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

         (c) Notwithstanding anything to the contrary herein, no provision of this Article ONE shall in any way limit or restrict the Stockholder from voting his Shares in favor of approval of the amendment and restatement of the Stock Incentive Plan, as more particularly described in Section 4.5 of the Merger Agreement.



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                                   ARTICLE TWO

                                     Option

         SECTION 2.01. Option. (a) The Stockholder hereby irrevocably grants Merger Subsidiary an option (the "Option"), exercisable only upon the events and subject to the conditions set forth herein, to purchase all of the Shares at a purchase price per share equal to $9.00 (the "Exercise Price").

         (b) Subject to the conditions set forth in Section 2.02 hereof and the termination provisions of Section 5.07 hereof, Merger Subsidiary may exercise the Option in whole at any time prior to the date 60 days after the expiration or termination of the Merger Agreement (such sixtieth day being herein called the "Option Expiration Date") if (x) the Stockholder fails to comply with any of its obligations under this Agreement (but the Option shall not limit any other right or remedy available to the Parent or Merger Subsidiary against the Stockholder for breach of this Agreement), or (y) (A) the Merger is not consummated because of the failure to satisfy the conditions to the Merger set forth in Article VIII of the Merger Agreement (other than as a result of a failure of the conditions set forth in any of Sections 8.1(b), 8.1(c), 8.1(d), 8.1(e), 8.2(d), 8.3(a), 8.3(b), 8.3(c) or 8.3(e) thereof to be satisfied) and
(B) the Merger Agreement has been terminated pursuant to Sections 9.1(a), 9.1(b), 9.1(d), 9.1(h), 9.1(i) (other than solely as a result of a breach by Parent) or 9.1(j) (other than solely as a result of an untrue representation or warranty of Parent) thereof.

         (c) Upon the occurrence of any of such circumstances, Merger Subsidiary shall be entitled to exercise the Option and (subject to Section 2.02 hereof) Merger Subsidiary shall be entitled to purchase the Shares and the Stockholder shall sell the Shares to Merger Subsidiary. Merger Subsidiary shall exercise the Option by delivering written notice thereof to the Stockholder (the "Notice"), specifying the date, time and place for the closing of such purchase which date shall not be less than three business days nor more than five business days from the date the Stockholder receives the Notice and in no event shall such date be later than the Option Expiration Date. The closing of the purchase of Shares pursuant to this Section 2.01 (the "Closing") shall take place on the date, at the time and at the place specified in the Notice; provided, that if at such date any of the conditions specified in Section 2.02 hereof shall not have been satisfied (or waived), Merger Subsidiary may postpone the Closing until a date within five business days after such conditions are satisfied (but not later than the Option Expiration Date).

         (d) At the Closing, the Stockholder will deliver to Merger Subsidiary (in accordance with Merger Subsidiary's instructions) the certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed in blank, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances, hypothecations, adverse rights, interests, or claims of any nature whatsoever ("Liens"). At such Closing, Merger Subsidiary shall deliver to the Stockholder, by bank wire transfer of immediately available funds, an amount equal to the number of Shares multiplied by the Exercise Price.



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         SECTION 2.02. Conditions to Option. The obligation of Merger Subsidiary to purchase the Shares at the Closing is subject to the following conditions:

         (a) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act") applicable to such purchase shall have expired or been terminated; and

         (b) there shall be no preliminary or permanent injunction or other order, decree or ruling issued by any Governmental Authority, nor any statute, rule, regulation or order promulgated or enacted by any Governmental Authority prohibiting, or otherwise restraining, such purchase.

         SECTION 2.03. No Purchase. Merger Subsidiary may allow the Option to expire without exercising the Option and purchasing the Shares pursuant to such exercise.

         SECTION 2.04. Tender Offer. If (i) the Merger Agreement is terminated in accordance with Section 9.1 thereof, and (ii) Merger Subsidiary has exercised the Option, then Parent and Merger Subsidiary shall, to the extent permitted by applicable state and federal law, including rules and regulations of the SEC,
(x) initiate a tender offer for all of the then-outstanding shares of Company Common Stock and Options (as both such terms are defined and used in the Merger Agreement) on the same terms and conditions, including, without limitation, the same price per share to be paid pursuant to Section 2.01 hereof, as set forth in
Article II hereof and (y) cause the Company to execute and deliver employment agreements with senior management of the Company on substantially the same terms as those employment agreements being executed and delivered by such senior managers and Parent on the date hereof (which are to become effective at the Effective Time, if it occurs).

                                  ARTICLE THREE

          Representations, Warranties and Covenants of the Stockholder

         The Stockholder represents, warrants and covenants to the Parent and Merger Subsidiary that:

         SECTION 3.01. Ownership. (a) As of the date hereof the Stockholder is the sole, true, lawful and record owner of the Stockholder Shares with sole voting and dispositive power over such Stockholder Shares. As of the date hereof and for so long as this Agreement remains in effect (including the date of the Company Stockholders Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement and as otherwise permitted by this Agreement, the Stockholder has full legal power, authority and right to vote all of the Stockholder Shares in favor of the Proposed Transaction without the consent of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, none of the Stockholder Shares owned by the Stockholder is subject to any pledges, mortgages, liens, charges, encumbrances, adverse claims or any voting trust or other agreement, proxy (revocable or irrevocable), power of attorney, arrangement or restriction with respect to the voting of such Stockholder Shares other than those created by this Agreement.



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         (b) From and after the date of this Agreement, except as otherwise permitted by this Agreement or required by order of a court of competent jurisdiction, the Stockholder will not commit any act that could restrict or otherwise affect his legal power, authority and right to vote all of the Stockholder Shares then owned of record or beneficially by him. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, from and after the date hereof, the Stockholder will not enter into any voting agreement with any person or entity with respect to any of the Stockholder Shares, grant to any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting the Stockholder's legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transaction.

         SECTION 3.02. Restrictions on Transfer. Prior to the Effective Time, the Stockholder shall not Transfer (or agree to Transfer) any of his Shares. As used in this Agreement, "Transfer" means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or sufferage of a Lien or encumbrance in or upon, or the gift, placement in trust, or the constructive sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including but not limited to any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, constructive sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. The term "constructive sale" means a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

         SECTION 3.03. No Solicitation. (a) The Stockholder will not directly or indirectly (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any Acquisition Proposal, (ii) participate in any discussion or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek the foregoing, (iii) approve, endorse or recommend any of the foregoing, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any of the foregoing. The Stockholder shall immediately (and in any event within 24 hours) advise the Parent and Merger Subsidiary (orally and in writing) of the terms of any communications he or any of his affiliates may receive relating to any Acquisition Proposal (including, without limitation, the identify of the party making any such Acquisition Proposal).

         (b) The Stockholder shall not, nor shall such Stockholder permit any affiliate of such Stockholder to, nor shall such Stockholder act in concert with or permit any affiliate to act in concert with any person to make, or in any manner participate in, directly or indirectly, a "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Company Common Stock in connection with any vote or other action on any matter, other than to recommend that Stockholders of the



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Company vote in favor of the Merger and the Merger Agreement and otherwise as expressly provided by Article One of this Agreement.

         (c) Such Stockholder shall not, nor shall such Stockholder permit any affiliate of such Stockholder to, nor shall such Stockholder act in concert with or permit any affiliate to act in concert with any person to, deposit any shares of Company Common Stock in a voting trust or subject any shares of Company Common Stock to any arrangement or agreement with any person with respect to the voting of such shares of Company Common Stock, except as provided by Article One of this Agreement.

         (d) Nothing herein shall prohibit any action permitted by Section 6.4 of the Merger Agreement from being taken by any party thereto.

         SECTION 3.04. Authority and Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby (i) are within the Stockholder's power and authority and have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other Person), (ii) require no action by or in respect of, or filing with, any Governmental Authority (except as may be required under the HSR Act and under the Exchange
Act), and (iii) do not and will not result in any breach or violation of or be in conflict with, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Stockholder or to a loss of any benefit of the Stockholder under, any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree, or other instrument binding on the Stockholder or result in the imposition of any Lien on any assets of the Stockholder.

         SECTION 3.05. Binding Effect. This Agreement has been duly executed and delivered by the Stockholder and is the valid and binding agreement of the Stockholder, enforceable against him in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

         SECTION 3.06. Total Shares. The Stockholder Shares owned by the Stockholder are the only shares of Company Common Stock or other capital stock beneficially owned as of the date hereof by the Stockholder and, except as set forth on Exhibit A, the Stockholder has no option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company.

         SECTION 3.07. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from the Parent, Merger Subsidiary or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder, except as otherwise disclosed in the Merger Agreement.

         SECTION 3.08. Reliance by Parent. Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder.



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         SECTION 3.09. Publication. The Stockholder hereby permits Parent to publish and disclose in the Proxy Statement-Prospectus and the Registration Statement (including all documents and schedules filed with the Securities and Exchange Commission) his identity and ownership of shares of Company Common Stock and the nature of his commitments, arrangements and understandings pursuant to this Agreement.

                                  ARTICLE FOUR

  Representations, Warranties and Covenants of the Parent and Merger Subsidiary

         The Parent and Merger Subsidiary represent, warrant and covenant to the
Stockholder:

         SECTION 4.01. Corporate Power and Authority; Noncontravention. The Parent and Merger Subsidiary have all requisite corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder. The execution, delivery and performance by the Parent and Merger Subsidiary of this Agreement and the consummation by the Parent and Merger Subsidiary of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of the Parent and Merger Subsidiary, (ii) require no action by or in respect of, or filing with, any Governmental Authority (except as may be required under the HSR Act and under the Exchange Act), and
(iii) do not and will not contravene or constitute a default under, the certificate of incorporation or by-laws of Parent or Merger Subsidiary or any provision of applicable law or regulation or any judgment, injunction, order, decree, material agreement or other material instrument binding on the Parent or Merger Subsidiary.

         SECTION 4.02. Binding Effect. This Agreement has been duly executed and delivered by the Parent and Merger Subsidiary and is a valid and binding agreement of the Parent and Merger Subsidiary, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

         SECTION 4.03. Acquisition for Merger Subsidiary's Account. Any Shares to be acquired upon consummation of the Merger or upon exercise of the Option will be acquired by Merger Subsidiary for its own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                  ARTICLE FIVE

                                  Miscellaneous

         SECTION 5.01. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 5.02. Further Assurances. The Parent, Merger Subsidiary and the Stockholder each agree to execute and deliver or cause to be executed and delivered all further documents and



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instruments and use their respective reasonable best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby and by the Merger Agreement.

         SECTION 5.03. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement. The Stockholder shall not issue any press release or make any other public statement with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement without the prior written consent of Parent, except as may be required by applicable law.

         SECTION 5.04. Specific Performance. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages and will constitute irreparable harm. The parties therefore agree that this Agreement shall be specifically enforceable and that specific enforcement and injunctive and other equitable relief shall be available to the Parent, Merger Subsidiary or the Stockholder for any breach by the other party or parties of any agreement, covenant or representation hereunder, and each party waives any objection to the imposition of such relief. The Parent, Merger Subsidiary and the Stockholder each agree that this Agreement has been negotiated with the advice of counsel.

         SECTION 5.05. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth below:

         If to Parent or Merger Subsidiary:

                  GTECH Holdings Corporation
                  55 Technology Way
                  West Greenwich, Rhode Island 02817
                  Facsimile (401) 392-4980
                  Attention: General Counsel

         With a copy to:

                  Edwards & Angell, LLP
                  2800 Financial Plaza
                  Providence, Rhode Island 02903-2499
                  Facsimile (401) 276-6611
                  Attention: Walter G.D. Reed, Esq.



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         If to Stockholder:

                  L. Rogers Wells, Jr.
                  c/o Interlott Technologies, Inc.
                  7697 Innovation Way
                  Mason, Ohio 45040-9695
                  Facsimile (513) 701-0272

         With a copy to:

                  Taft, Stettinius & Hollister LLP
                  425 Walnut Street, Suite 1800
                  Cincinnati, Ohio 45202
                  Facsimile (513) 381-0205
                  Attention: John J. McCoy, Esq.

or to such other address as such party shall have designated by notice so given to each other party.

         SECTION 5.06. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares pursuant to Section 2.02 hereof. None of the representations and warranties contained in this Agreement shall survive the Effective Time.

         SECTION 5.07. Amendments; Termination; Modification. This Agreement may not be modified, amended, altered or supplemented or waived, except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement will terminate automatically on the first to occur of (i) the Effective Time; (ii) any termination of the Merger Agreement pursuant to Section 9.1(c), 9.1(e), 9.1(f), 9.1(g), 9.1(i) (due to any breach by Parent) or 9.1(j)
(due to any breach of a representation or warranty of Parent) thereof; (iii) 60 days after termination of the Merger Agreement for any reason other than set forth in the preceding clause (ii); or (iv) December 17, 2003.

         SECTION 5.08. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise, and in the case of any individual party hereto, any trustee, executor, heir, legatee, or personal representative succeeding to the ownership of such party's Shares; provided, however, that Merger Subsidiary may assign its rights and obligations to another wholly-owned subsidiary of the Parent which is the assignee of Merger Subsidiary's rights under the Merger Agreement; and provided further that except as set forth in the prior clause, a party may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto and any purported assignment, delegation or transfer without such consent shall be null and void. Without limiting the scope or effect of the restrictions on Transfer set forth in Section 3.02, the Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any



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person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.

         SECTION 5.09. Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. (a) This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of laws.

         (b) Each of the parties hereto hereby irrevocably and unconditionally submits itself to the exclusive jurisdiction of any Delaware State court, or Federal court sitting in Delaware, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.05. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

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         SECTION 5.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effects as if the signatures thereto and thereof were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         SECTION 5.11. Stockholder Capacity. The Stockholder signs solely in its capacity as the record owner of the Stockholder Shares and nothing herein shall limit or affect any actions taken by the Stockholder or any affiliate of the Stockholder in his or her capacity as an officer or director of the Company and no such actions shall be deemed a breach of this Agreement.

         SECTION 5.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible. To the extent that any provision of this Agreement and the Merger Agreement conflict, the provisions of the Merger Agreement shall control.

         SECTION 5.13. Additional Shares; Adjustments. (a) If, after the date hereof, the Stockholder acquires beneficial or record ownership of any additional shares of capital stock of the company (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of the Company or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall thereafter be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by the Stockholder of beneficial ownership of such Additional Shares.

         (b) In the event of any change in the Company's capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalization, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of the Company which would have the effect of diluting or changing Merger Subsidiary's rights hereunder, the number and kind of shares or securities subject to this Agreement and the price set forth herein at which Shares may be purchased from the Stockholder pursuant to exercise of the Option shall be appropriately and equitably adjusted so that Merger Subsidiary shall receive pursuant to the exercise of the Option the number and class of shares or other securities or property that Merger Subsidiary would have received in respect of the Shares purchasable pursuant to the exercise of the Option if such purchase had occurred immediately prior to such event.

         SECTION 5.14 Appraisal Rights. The Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the Delaware General Corporation Law in connection with the Merger.

         SECTION 5.15. Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Merger Agreement) (i) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such matter and
(ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                GTECH HOLDINGS CORPORATION



                                By:   /s/  W. Bruce Turner
                                    --------------------------------------------
                                    Name:  W. Bruce Turner
                                    Title: President and Chief Executive Officer


                                BENGAL ACQUISITION CO.



                                By:   /s/  W. Bruce Turner
                                    --------------------------------------------
                                    Name:  W. Bruce Turner
                                    Title: President and Chief Executive Officer


                                STOCKHOLDER

                                /s/ L. Rogers Wells, Jr.
                                ------------------------------------------------
                                    L. Rogers Wells, Jr.

                                  Exhibit A to
                           Voting and Option Agreement

Shares of Common Stock, par value $0.01:    3,441,800

Options to purchase common stock:           537,000, of which 210,500 are
                                            exercisable at March 6, 2003